UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

_____________________

FORM 8-K

_____________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2022

Accredited Solutions, Inc.
(Exact name of registrant as specified in its charter)

000-54509	45-2578051
(Commission File Number)	(IRS Employer Identification Number)

20016 Hickory Twig Way Spring, Texas	77388
(Address of Principal Executive Offices)	(Zip Code)

1-800-947-9197

(Registrant’s telephone number, including area code)

_________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mark V. Riley

On June 28, 2022, Mark V. Riley was appointed as a Director of Accredited Solutions, Inc., a Nevada corporation formerly known as Good Hemp, Inc. (the “Company”). In addition, Mr. Riley was appointed as Chief Operating Officer of the Company.

Effective July 25, 2022, Mr. Riley resigned as a member of the Board of Directors and as Chief Operating Officer of the Company to pursue other interests. In his letter of resignation, Mr. Riley advised that his resignation was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

The foregoing description of Mr. Riley’s letter of resignation is qualified in its entirety by the full text thereof, which is filed as Exhibit 17.1 to, and incorporated by reference in, this report.

Prior to his resignation, Mr. Riley and the Company had not entered into any compensation arrangement or other agreement.

Ron F. Sickels

Effective July 24, 2022, Ron F. Sickels (“Sickels”) resigned as a member of the Board of Directors and as Chief Executive Officer of the Companyto pursue other interests. In his letter of resignation, Sickels advised that his resignation was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

The foregoing description of the Sickels letter of resignation is qualified in its entirety by the full text thereof, which is filed as Exhibit 17.2 to, and incorporated by reference in, this report.

Douglas V. Martin

On July 26, 2022, Douglas V. Martin was appointed as Interim Chief Executive Officer of the Company. Mr. Martin and the Company have not entered into any compensation arrangement or other agreement.

Mr. Martin, age 55, possesses over thirty years of business experience, primarily within the construction industry. From 1996 to 2010, Mr. Martin was an owner of Moltz Construction, Inc., a Salida, Colorado-based construction company specializing in the design and construction of municipal water and wastewater treatment facilities, where he served as project manager. Since 2010, Mr. Martin has managed his own investments, and, since September 2018, Mr. Martin has served as shipping manager and procurement manager for Pursell Manufacturing Corp., a Poncha Springs, Colorado-based distributor of consumer products, where he oversees inventory, order fulfillment and logistics operations, and for Fiber Group, LLC, a Rockford, Minnesota-based cellulose fiber processor. Mr. Martin earned a B.S. degree in Electrical Engineering from Colorado State University, Fort Collins, Colorado, and he is the brother-in-law of the Company’s Vice President and director, Eric Newlan.

Item 7.01 Regulation FD Disclosure.

On July 28, 2022, the Company issued a press release announcing the resignation of Mark V. Riley as a Director and Chief Operating Officer of the Company, the resignation of Ron F. Sickels as a Director and Chief Executive Officer of the Company and the appointment of Douglas V. Martin as Interim Chief Executive Officer of the Company.

The foregoing description of the Company’s press release is qualified in its entirety by the full text thereof, which is filed as Exhibit 99.1 to, and incorporated by reference in, this report.

2

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
17.1	Letter of Resignation of Mark V. Riley dated July 25, 2022
17.2	Letter of Resignation of Ron F. Sickels dated July 24, 2022
99.1	Press Release dated July 28, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

ACCREDITED SOLUTIONS, INC.

Dated: July 28, 2022	By:	/s/ Douglas V. Martin
Douglas V. Martin
Interim Chief Executive Officer

4